Exhibit 99

                      FLORIDA EAST COAST INDUSTRIES REPORTS
                       STRONG SECOND QUARTER 2005 RESULTS

     - Railway Reports Record Results, Full-Year 2005 Outlook Increased -

    Railway

    * Second quarter 2005 Railway segment's revenues increased 18% to $58.9 million, compared to the prior year period, driven by increased demand and improved pricing.

    * Railway segment's operating profit increased 26% to $15.9 million, compared to the 2004 second quarter. The operating ratio for the second quarter of 2005 improved to 73.0% from 74.7% in the second quarter of 2004.

    * The Company increased its full-year 2005 outlook for Railway segment's revenues and operating profit as a result of stronger than expected demand in the second quarter.

    Realty Operations

    * Second quarter 2005 Flagler Development Company's (Flagler) rental and services' revenues increased 25% to $21.4 million compared to the 2004 second quarter, as a result of improvements in "same store" occupancy, new buildings delivered in 2004 and 2005, and recent building acquisitions.

    * Rental properties' operating profit increased to $6.4 million from $5.3 million in the 2004 comparable period, and rental properties' operating profit before depreciation and amortization expense(1) increased 25% to $13.5 million compared to the 2004 second quarter.

    * "Same store" occupancy rate increased to 96% in the second quarter, from 91% in second quarter 2004, and was flat compared to the 2005 first quarter.

    Realty Sales

    * Proceeds from realty sales were $1.9 million for the quarter and $6.8 million for the first six months of 2005. Realty sales under contract at June 30, 2005 totaled $52.8 million.

    (1) A reconciliation to the most comparable GAAP measures is provided in the reconciliation of NON-GAAP to GAAP measures table.

    ST. AUGUSTINE, Fla., July 28 /PRNewswire-FirstCall/ -- Florida East Coast Industries, Inc. (FECI) (NYSE: FLA) today announced results for the second quarter ended June 30, 2005.

    Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, stated, "Our businesses delivered very strong results for the second quarter. The Railway posted double-digit percentage growth in revenues and operating profit. All of the carload commodities that the Railway moves enjoyed higher revenues and volumes with the bulk of the growth continuing to come from the Railway's movement of crushed stone which supports infrastructure and construction growth throughout Florida's vibrant economy. Intermodal revenues registered their eighth consecutive quarterly increase, up 16.7% in the second quarter compared to the second quarter of 2004. Given the strong performance of the Railway during the first half of the year, we are increasing the 2005 full-year outlook for the Railway's revenues and operating profit growth."

    Mr. Henriques continued, "Flagler's financial performance and occupancy ratios continue to remain strong as the Florida real estate market continues to strengthen. Rental revenues and rental properties' operating profit before depreciation and amortization were both up over 20% for the quarter, reflecting improved occupancy and new buildings delivered and acquired. Overall and "same store" occupancy remained very strong in the mid 90s, which we consider "functionally full." Flagler's development pipeline continues to be robust, with close to 1 million square feet in the lease-up and construction phases, and another 1.1 million square feet in the pre-development phase. The strength of the South Florida rental market and Flagler's leasing success has led to two recent building starts. During the quarter, Flagler leased nearly all of a newly constructed warehouse in Flagler Station and initiated development of another warehouse to meet additional demand. In addition, Flagler recently began construction on the first multi-tenant office building in Flagler Station. With Flagler's impressive leasing results and the purchase of two office buildings utilizing tax-deferred proceeds, and a robust development pipeline, Flagler is on track to meet its 2005 full-year outlook."

    Mr. Henriques concluded, "In the second quarter we increased the quarterly dividend by 20%, reflecting the confidence the Board and I have in FECI's future and financial strength. Both businesses continue to benefit from the growth in Florida and we expect favorable economic conditions for the balance of the year. In addition, we will continue to look for opportunities for growth, utilizing FECI's diverse asset base."

    For the second quarter 2005, FECI reported consolidated revenues of $83.1 million, compared to $70.5 million for the second quarter 2004. Revenues for the second quarter 2005 included realty sales of $1.9 million, compared to $2.6 million in the second quarter 2004. FECI reported consolidated second quarter 2005 net income of $10.4 million, or $0.32 per diluted share, (which includes $1.0 million of after-tax profit from land sales), compared to $8.4 million, or $0.22 per diluted share, (which includes $0.4 million of after-tax profit from land sales), for the prior year quarter.

    The Company's outlook for full-year 2005 financial results assumes continued strength in the national and Florida economies during the second half of the year. Given the Railway's strong results for the first half of 2005, the Company is increasing its 2005 full-year outlook (previously provided in the first quarter 2005 press release). Railway segment revenues are now expected to range between $222 and $230 million, an increase of 11% to 15% over 2004, and Railway segment operating profit is now expected to range between $56 and $58 million, an increase of 18% to 23% over 2004. Capital expenditures for the Railway, before the purchase of any strategic land parcels to be used for industrial development activities, are expected to range between $32 and $36 million. The Company expects Flagler's 2005 rental and services' revenues to range between $81 and $85 million, an increase of 16% to 22% over 2004. Flagler's rental properties' operating profit before depreciation and amortization expense is expected to range between $54 and $56 million in 2005, an increase of 21% to 25% over 2004. Operating profit from operating properties' rents is expected to range between $27 and $29 million. Capital investment at Flagler for 2005 is expected to be between $145 and $165 million which includes approximately $75 million for land and building acquisitions.

    Railway Second Quarter Results

    -- Florida East Coast Railway (Railway) segment's revenues in the second quarter 2005 increased 17.5% to $58.9 million, reflecting improved pricing and robust customer demand from $50.1 million in the prior year period. Included in the second quarter 2005 revenues were $2.6 million of fuel surcharges, compared to $1.0 million in 2004.

    -- Total carload revenues grew 17.6%, primarily due to a 16.1% increase in aggregate revenues, reflecting a combination of strong construction demand, new business from existing customers and improved pricing. In addition, revenues derived from the movement of paper & lumber and construction materials were up significantly in the quarter due to the hurricane rebuilding efforts.

    -- Intermodal revenues (which include drayage) increased 16.7% compared to the prior year period, reflecting new customers, improved pricing, continued improvement in the parcel/LTL, retail and international segments, and the "Hurricane Train."

    -- Railway segment's operating profit increased 25.7% to $15.9 million in the second quarter 2005 versus $12.7 million in the second quarter of 2004 due to revenue growth, partially offset by higher compensation and benefits expense and increased expenses in support of higher revenue. Fuel expense was $2.2 million higher in the second quarter 2005 compared to the prior year's quarter. Approximately $0.5 million of the increase was related to volume and $1.7 million was related to price, which is generally recaptured through fuel surcharges.

    -- The Railway's operating ratio improved to 73.0% in the second quarter 2005, compared to 74.7% in the prior year quarter.

    Realty Second Quarter Results

    Rental Portfolio Results

    -- Flagler's rental and services' revenues increased 25.3% to $21.4 million for the second quarter 2005 versus $17.1 million in the second quarter of 2004. The increased revenues resulted from "same store" properties ($1.1 million), buildings delivered in 2004 ($0.8 million), buildings delivered in 2005 ($0.9 million) and newly acquired properties ($1.4 million).

    -- Rental properties' operating profit was $6.4 million for the second quarter 2005 versus $5.3 million in the prior year period. Rental properties' operating profit before depreciation and amortization expense for the quarter increased 25.5% to $13.5 million, compared to $10.8 million in the second quarter 2004 due to improvements in "same store" properties ($0.7 million), buildings delivered in 2004 ($0.6 million), buildings delivered in 2005 ($0.9 million) and newly acquired properties ($0.5 million).

    -- Flagler's overall occupancy rate improved, increasing to 95% in the second quarter, compared to 91% in second quarter 2004 and slightly higher than the first quarter 2005.

    Development, Leasing and Sales Activity

    -- At quarter end, Flagler had seven projects in the lease-up and construction stages, totaling 993,000 square feet (313,000 square feet in the lease-up stage and 680,000 square feet in the construction stage), of which 43% has been leased and 1,110,000 square feet is in pre-development.

    -- Flagler commenced the construction of Building 1100, an 119,000-square-foot Class-A office building located in Flagler Station in Miami. Building 1100 at Flagler Station will be the first multi-tenant office building within the park.

    -- During the quarter, Flagler signed a seven-year lease, commencing in the fourth quarter of 2005, with Option One Mortgage Company for 59,690 square feet of Deerwood North Building 400, an 113,000-square-foot Class-A office building located in Jacksonville, which is scheduled to be completed in July. With the signing of this lease, Flagler has leased 78% of the building.

    -- On June 6, 2005, Flagler announced the leasing of 87% of Building 27, a 200,000-square-foot warehouse building recently completed at Flagler Station, and the commencement of the construction of Building 25, a 160,000-square-foot warehouse building also located at Flagler Station. Building 25 is expected to be completed and available for occupancy in November 2005. The major leases signed for space in Building 27 include: Meridian IQ, LLC, a subsidiary of Yellow Roadway Corporation, for more than 70,000 square feet, York International Corporation for over 38,700 square feet, and Customs and Trade Services, Inc. for more than 65,000 square feet.

    -- Property under sale contracts at June 30, 2005 totaled $52.8 million and other property was listed for sale at asking prices totaling $21.3 million. The Company expects full year 2005 realty sales of $20 to $40 million.

    Subsequent Events

    -- During July, Wachovia Bank and Humana executed leases for 40,927 and 16,046 square feet, respectively, in the Doral Concourse building (purchased in February 2005), increasing the building's leased space to 90% from 66% leased.

    Capitalization

    -- The Company's cash balance on June 30, 2005 was $49.7 million. Debt on June 30, 2005 was $340.4 million, composed of non-recourse, fixed-rate real estate mortgages.

    -- On June 2, the Company increased the quarterly cash dividend by 20% to $0.06 per share, reflecting the financial performance of its Railway and its ability to generate more cash than needed for its operations and anticipated growth.

    -- During the second quarter, the Company repurchased 52,500 shares, as part of its ongoing share repurchase program, at an average price of $42.01. The Company currently has a share repurchase authorization in place of $40 million, of which $37.7 million remains as of June 30, 2005.

    A copy of the Company's 2005 second quarter Supplemental Real Estate Information Package will be available before the Company's second quarter conference call in the Investor Relations' section of our website at http://www.feci.com .

    About Florida East Coast Industries, Inc.
    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two wholly owned subsidiaries, Flagler Development Company (Flagler) and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, leases and manages 7.6 million square feet of commercial and industrial space, as well as an additional 680,000 square feet under construction, and owns approximately 752 acres of entitled land and approximately 2,511 acres of additional Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville and Miami. For more information, visit the Company's Web site at http://www.feci.com .

    Florida East Coast Industries, Inc. will hold a conference call to discuss second quarter 2005 results this morning, Thursday, July 28, 2005, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call will be webcast live by CCBN and can be accessed at the Company's website, http://www.feci.com , with an archived version of the webcast available approximately two hours after completion of the call. The dial-in numbers for the call are (888) 810-3139 or
(517) 308-9004 and enter access code 6028425. A replay of the call will be available approximately two hours after completion of the call through Thursday, August 11, 2005 by dialing (866) 453-1995 or (203) 369-1221.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may," and other expressions that indicate future events and trends. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic, business, competitive, regulatory and market conditions (particularly in the state of Florida, the southeast U.S. and the Caribbean) and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                               Three Months                    Six Months
                                               Ended June 30                  Ended June 30
                                      -----------------------------   -----------------------------
                                           2005            2004            2005            2004
                                      -------------   -------------   -------------   -------------
Operating revenues:
  Railway operations                         58,891          50,102         115,434          98,659
  Realty rental and services                 22,267          17,798          43,722          35,615
  Realty sales                                1,894           2,613           6,779           7,661
Total revenues                               83,052          70,513         165,935         141,935

Operating expenses
  Railway operations                         42,968          37,435          84,499          74,885
  Realty rental and services                 18,742          15,501          35,699          31,671
  Realty sales                                  357           1,918             821           4,117
  Corporate general
   & administrative                           3,189           3,753          15,654           8,733
Total expenses                               65,256          58,607         136,673         119,406

Operating profit                             17,796          11,906          29,262          22,529

Interest income                                 336             360             743             556
Interest expense                             (5,073)         (3,773)         (9,747)         (7,719)
Other income                                  2,997           5,090           9,249           7,787
                                             (1,740)          1,677             245             624

Income before income taxes                   16,056          13,583          29,507          23,153
Provision for income taxes                   (5,635)         (5,229)        (11,015)         (8,914)
Income from continuing
 operations                                  10,421           8,354          18,492          14,239

Discontinued Operations
(Loss) income from operation of
 discontinued operations
 (net of taxes)                                 (17)             30             (17)            164
(Loss) gain on disposition of
 discontinued operations
 (net of taxes)                                  --             (16)             --           2,287
(Loss) income from
 discontinued
 operations                                     (17)             14             (17)          2,451

Net income                                   10,404           8,368          18,475          16,690

Earnings Per Share
Income from continuing
 operations - basic                   $        0.32   $        0.23   $        0.58   $        0.39
Income from continuing
 operations -
 diluted                              $        0.32   $        0.22   $        0.56   $        0.38
Income from operation
 of discontinued
 operations - basic
 & diluted                                       --              --              --   $        0.01
Gain on disposition
 of discontinued
 operations - basic
 & diluted                                       --              --              --   $        0.06

Net income - basic                    $        0.32   $        0.23   $        0.58   $        0.46
Net income - diluted                  $        0.32   $        0.22   $        0.56   $        0.45

Average shares outstanding
 - basic                                 32,139,301      36,664,203      32,003,994      36,621,332
Average shares outstanding
 - diluted                               32,828,935      37,388,454      32,736,331      37,316,356

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                                        Three Months                   Six Months
                                                       Ended June 30                 Ended June 30
                                                ---------------------------   ---------------------------
                                                    2005           2004           2005           2004
                                                ------------   ------------   ------------   ------------
Operating Revenues
   Railway operations                                 58,891         50,102        115,434         98,659
   Realty:
      Flagler realty rental and services              21,440         17,106         42,013         34,121
      Flagler realty sales                             1,273          2,526          1,473          6,557
      Other rental                                       827            692          1,709          1,494
      Other sales                                        621             87          5,306          1,104
   Total realty                                       24,161         20,411         50,501         43,276
   Total revenues
                                                      83,052         70,513        165,935        141,935

Operating Expenses
   Railway operations                                 42,968         37,435         84,499         74,885
   Realty:
      Flagler realty rental and services              18,173         14,442         34,747         29,785
      Flagler realty sales                               357          1,918            412          4,117
      Other rental                                       569          1,059            952          1,886
      Other sales                                         --             --            409             --
   Total realty                                       19,099         17,419         36,520         35,788
   Corporate general & administrative                  3,189          3,753         15,654          8,733
   Total expenses
                                                      65,256         58,607        136,673        119,406

Operating Profit (Loss)
   Railway operations                                 15,923         12,667         30,935         23,774
   Realty                                              5,062          2,992         13,981          7,488
   Corporate general & administrative                 (3,189)        (3,753)       (15,654)        (8,733)
   Operating profit                                   17,796         11,906         29,262         22,529

Interest income                                          336            360            743            556
Interest expense                                      (5,073)        (3,773)        (9,747)        (7,719)
Other income                                           2,997          5,090          9,249          7,787
                                                      (1,740)         1,677            245            624

Income before income taxes                            16,056         13,583         29,507         23,153
Provision for income taxes                            (5,635)        (5,229)       (11,015)        (8,914)
Income from continuing operations                     10,421          8,354         18,492         14,239

Discontinued Operations
(Loss)income from operation of
 discontinued operations (net
 of taxes)                                               (17)            30            (17)           164
(Loss) gain on disposition of discontinued
 operations (net of taxes)                                --            (16)            --          2,287

Net Income                                            10,404          8,368         18,475         16,690

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)

                                                          June 30       December 31
                                                           2005             2004
                                                       -------------   -------------
                                                         (unaudited)
Assets
Cash and equivalents                                          49,730         126,166
Other current assets                                          61,562          54,804
Properties, less accumulated depreciation                    933,733         853,458
Other assets and deferred charges                             42,968          28,765
   Total assets                                            1,087,993       1,063,193

Liabilities and Shareholders' Equity
Short-term debt                                                5,045           4,789
Other current liabilities                                     66,289          64,732
Deferred income taxes                                        177,199         178,831
Long-term debt                                               335,397         338,065
Accrued casualty and other liabilities                        11,322          11,850
Shareholders' equity                                         492,741         464,926
Total liabilities and shareholders' equity                 1,087,993       1,063,193

                       FLORIDA EAST COAST INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                             Six Months Ended
                                                                  June 30
                                                       -----------------------------
                                                            2005           2004
                                                       -------------   -------------
Cash Flows from Operating Activities
  Net income                                                  18,475          16,690
  Adjustments to reconcile net income to cash
   generated by operating activities                          26,228          26,729
  Changes in operating assets and liabilities                 (3,229)         (5,299)
Net cash generated by operating activities                    41,474          38,120

Cash Flows from Investing Activities
  Purchase of properties                                    (124,325)        (47,676)
  Proceeds from disposition of assets                          6,779          20,261
Net cash used in investing activities                       (117,546)        (27,415)

Cash Flows from Financing Activities
  Payments of debt                                            (2,412)         (1,394)
  Payment of dividends                                        (3,567)         (1,476)
  Other                                                        5,615           1,783
Net cash used in financing activities                           (364)         (1,087)

Net (Decrease) Increase in Cash and Cash Equivalents         (76,436)          9,618
Cash and Cash Equivalents at Beginning of Period             126,166         125,057
Cash and Cash Equivalents at End of Period                    49,730         134,675

(Prior year's results have been reclassified to conform to current year's presentation)

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                                   Three Months                  Six Months
                                                  Ended June 30                 Ended June 30
                                           ---------------------------   ---------------------------
                                              2005            2004           2005           2004
                                           ------------   ------------   ------------   ------------
Operating revenues                               58,891         50,102        115,434         98,659
Operating expenses                               42,968         37,435         84,499         74,885
Operating profit                                 15,923         12,667         30,935         23,774

Operating ratio                                    73.0%          74.7%          73.2%          75.9%

Railway segment's operating
 profit before depreciation                      21,322         17,629         41,705         33,758
Total FECR Legal entity
 EBITDA                                          25,430         23,349         57,199         43,626

                                     TRAFFIC
                           Three Months Ended June 30
                        (dollars and units in thousands)

                         2005           2004         Percent         2005           2004          Percent
Commodity               Units          Units        Variance       Revenues       Revenues       Variance
-----------------   ------------   ------------   ------------   ------------   ------------   ------------
Rail Carloads
  Crushed stone
   (aggregate)              36.6           33.5            9.3         18,192         15,664           16.1
  Construction
   materials                 1.8            1.3           38.5          1,318            895           47.3
  Vehicles                   5.8            5.7            1.8          4,732          4,498            5.2
  Foodstuffs &
   kindred                   3.5            3.0           16.7          3,061          2,347           30.4
  Chemicals &
   distillants               1.0            1.0             --          1,222          1,166            4.8
  Paper & lumber             1.9            1.3           46.2          2,060          1,517           35.8
  Other                      3.8            3.1           22.6          2,578          2,101           22.7
  Total carload             54.4           48.9           11.2         33,163         28,188           17.6
Intermodal                  76.1           69.1           10.1         24,729         21,195           16.7
  Total freight
   units/revenues          130.5          118.0           10.6         57,892         49,383           17.2
Ancillary revenue             --             --             --            999            719           38.9
Railway segment
 revenues                     --             --             --         58,891         50,102           17.5

                             REALTY SEGMENT REVENUES

                                                Three Months    Three Months
                                                    Ended           Ended
                                                   June 30         June 30
(dollars in thousands)                               2005            2004
---------------------------------------------   -------------   -------------
Rental revenues - Flagler                              16,941          14,791
Services fee revenues                                     201              50
Rental income - straight-line rent
 adjustments                                            2,073             766
Operating expense recoveries                            1,999             929
Rental revenues - undeveloped land                        208             210
Other rental revenues                                      18             360
   Total Flagler realty rental and services
    revenues                                           21,440          17,106
Rental revenues - other realty
 operations                                               827             692
     Total rental revenues                             22,267          17,798

Building and land sales - Flagler                       1,273           2,526
Building and land sales - other realty
 operations                                               621              87
     Total building and land sales
      revenues                                          1,894           2,613

   Total realty segment revenues                       24,161          20,411

(Prior year's results have been reclassified to conform to current year's presentation.)

                             REALTY SEGMENT EXPENSES

                                                 Three Months    Three Months
                                                    Ended           Ended
                                                   June 30         June 30
(dollars in thousands)                               2005            2004
---------------------------------------------   -------------   -------------
Real estate taxes - developed                           2,562           2,070
Repairs & maintenance - recoverable                       721             711
Services, utilities, management costs                   4,100           3,102
    Total expenses subject to recovery -
     Flagler properties                                 7,383           5,883

Real estate taxes - Flagler undeveloped land            1,080             900
Repairs & maintenance - non-recoverable                   336             253
Depreciation & amortization - (operating
 property -Flagler)                                     7,179           5,448
Depreciation & amortization - (non-op property
 - Flagler)                                               412             578
SG&A - non-recoverable - Flagler                        1,783           1,380
    Total - non-recoverable expenses -
     Flagler properties                                10,790           8,559
  Total Flagler realty and rental
   services expenses                                   18,173          14,442

Real estate taxes - other undeveloped land                 67              64
Depreciation & amortization - other                        14              10
SG&A - non-recoverable - other                            488             985
     Total rental expenses - other realty
      operations                                          569           1,059
  Total rental expenses                                18,742          15,501

Realty sales expenses - Flagler                           357           1,918
Realty sales expenses - Other realty
 operations                                                --              --
    Total realty sales                                    357           1,918

Total operating expenses                               19,099          17,419

(Prior year's results have been reclassified to conform to current year's presentation.)

                         FLAGLER REAL ESTATE STATISTICS

                                                         Three Months
                                                        Ended June 30
                                                -----------------------------
                                                    2005            2004
                                                -------------   -------------
Property types
Office (sq. ft. in 000's)                               2,881           2,047
Industrial (sq. ft. in 000's)                           4,310           4,312

100%-owned properties
Rentable square feet (in 000's)                         7,191           6,359
Occupied square feet (in 000's)                         6,812           5,804
Number of buildings owned                                  63              58
Ending occupancy rate                                      95%              91%

Same store statistics
Same store square footage (in 000's)                    6,357           6,359
Same store occupancy (sq. ft. in 000's)                 6,098           5,804
Same store buildings                                       58              58
Same store revenues (in 000's)                  $      17,576   $      16,459
Ending same store occupancy rate                           96%             91%

Properties in pipeline
Number of projects                                         15               8
Lease-up (sq. ft. in 000's)                               313             113
In construction (sq. ft. in 000's)                        680             490
Predevelopment (sq. ft. in 000's)                       1,110             567

Total                                                   2,103           1,170

Entitlements pipeline*
Acres                                                     752             813
Total square feet (in 000's)                           10,949          13,319
Office (sq. ft.  in 000's)                              8,165           7,487
Industrial (sq. ft. in 000's)                           2,186           5,383
Commercial (sq. ft. in 000's)                             598             449
Multi-family (in units)                                   500              --
Hotel Rooms                                               500              --

*  Includes land currently on the market or under contract to be sold.

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                                 Three Months Ended                Six Months Ended
                                                      June 30                         June 30
                                           -----------------------------   -----------------------------
                                                2005            2004            2005           2004
                                           -------------   -------------   -------------   -------------
Railway segment's operating profit                15,923          12,667          30,935          23,774
Railway segment's depreciation
 expense                                           5,399           4,962          10,770           9,984
Railway segment's operating profit
 before depreciation                              21,322          17,629          41,705          33,758

Total FECR legal entity net income                13,682          11,325          29,829          20,746
Depreciation expense - legal entity                5,451           5,010          10,871          10,081
Interest income                                     (706)            (76)         (1,269)           (188)
Income tax expense                                 7,003           7,090          17,768          12,987
Total FECR legal entity EBITDA                    25,430          23,349          57,199          43,626


                                                   Three Months                   Six Months           (in millions)
                                                       Ended                        Ended                Forecast
                                                      June 30                      June 30                 Full
                                           ---------------------------   ---------------------------       Year
                                                2005           2004           2005          2004           2005
                                           ------------   ------------   ------------   ------------   -------------
Flagler realty rental and
 services revenue                                21,440         17,106         42,013         34,121
Services fee revenues                              (201)           (50)          (230)           (81)
Rental revenues - undeveloped
 land                                              (208)          (210)          (468)          (428)
Flagler rental properties'
 operating revenue                               21,031         16,846         41,315         33,612

Flagler realty and rental services
 expense                                         18,173         14,442         34,747         29,785
Real estate taxes - Flagler
 undeveloped land                                (1,080)          (900)        (1,997)        (1,905)
Repairs & maintenance -
 non-recoverable                                   (336)          (253)          (531)          (551)
Depreciation & amortization -
 (non-operating property - Flagler)                (412)          (578)        (1,393)        (1,095)
SG&A - non-recoverable - Flagler                 (1,783)        (1,380)        (3,245)        (2,528)
Other                                               106            170            156            317
Flagler rental properties'
 operating expense                               14,668         11,501         27,737         24,023

Rental properties' operating
 profit                                           6,363          5,345         13,578          9,589      $27-29
Rental properties' depreciation
 and amortization expense                         7,179          5,448         13,238         12,190        $27
Rental properties' operating
 profit before depreciation
 and amortization expense                        13,542         10,793         26,816         21,779      $54-$56

    The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of businesses, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

SOURCE  Florida East Coast Industries, Inc.
    -0-                             07/28/2005
    /CONTACT:  Media, Husein A. Cumber, +1-904-826-2280, or Investors, Bradley
D. Lehan, +1-904-819-2128, both for Florida East Coast Industries, Inc./
    /Web site:  http://www.feci.com /

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